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                                                                      EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

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                                                                                     YEAR ENDED DECEMBER 31
                                                                                 -------------------------------
                                                                                   1993       1992       1991
                                                                                 ---------  ---------  ---------
Income before the cumulative effect of changes in accounting...................  $  45,374  $  35,739  $  38,620
Less:
  Common stock dividends.......................................................      5,436      5,224      4,623
  Preferred stock dividends....................................................      2,529      2,435      2,435
  Accretion of discount on preferred stock (subject to redemption).............        770      1,280      1,232
                                                                                 ---------  ---------  ---------
    Undistributed earnings less accretion before cumulative effect
     adjustments...............................................................     36,639     26,800     30,330
Cumulative effect of changes in accounting.....................................    (18,836)        --         --
                                                                                 ---------  ---------  ---------
    Undistributed earnings less accretion......................................  $  17,803  $  26,800  $  30,330
                                                                                 ---------  ---------  ---------
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PRIMARY
Average shares and equivalents outstanding:
  Shares outstanding...........................................................     13,593     13,060     11,556
  Shares issuable upon
    Conversion of preferred stock..............................................      3,877      3,461      3,461
    Exercise of stock options..................................................        109        147        138
                                                                                 ---------  ---------  ---------
    Total......................................................................     17,579     16,668     15,155
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Per share amounts:
  Undistributed earnings less accretion before cumulative effect adjustments...  $    2.08  $    1.61  $    2.00
  Dividends (except preference dividends)......................................        .40        .40        .40
                                                                                 ---------  ---------  ---------
  Earnings before cumulative effect adjustments................................       2.48       2.01       2.40
  Cumulative effect adjustments................................................      (1.07)        --         --
                                                                                 ---------  ---------  ---------
    Net Income.................................................................  $    1.41  $    2.01  $    2.40
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FULLY DILUTED
Average shares and equivalents outstanding:
  Shares outstanding...........................................................     13,593     13,060     11,556
  Shares issuable upon
    Conversion of preferred stock..............................................      5,212      4,899      4,899
    Exercise of stock options..................................................        119        156        200
                                                                                 ---------  ---------  ---------
    Total......................................................................     18,924     18,115     16,655
                                                                                 ---------  ---------  ---------
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Per share amounts:
  Undistributed earnings less accretion before cumulative effect adjustments...  $    1.94  $    1.48  $    1.82
  Dividends (except preference dividends)......................................        .40        .40        .40
                                                                                 ---------  ---------  ---------
  Earnings before cumulative effect adjustments................................       2.34       1.88       2.22
  Cumulative effect adjustments................................................      (1.00)        --         --
                                                                                 ---------  ---------  ---------
    Net Income.................................................................  $    1.34  $    1.88  $    2.22
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